EXHIBIT 10.42

WARRANT EXCHANGE AGREEMENT

This Warrant Exchange Agreement (the "Agreement") is made and entered this 27th day of November, 2013, by and between PostRock Energy Corporation ("PostRock") and White Deer Energy L.P., White Deer Energy TW L.P. and White Deer Energy FI L.P. (collectively, "White Deer") pursuant to the following recitations, terms and conditions.

Whereas, as of the date hereof, White Deer owns (i) 7,250 shares of Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of PostRock, (ii) warrants to purchase a total of 39,946,237 shares of common stock, par value $0.01 per share, of PostRock ("Common Stock"); (iii) 31,393,607 one one-hundredths of a share of Series B Voting Preferred Stock, par value $0.01 per share, of PostRock ("Series B Preferred Stock") and (iv) 9,834,620 shares of Common Stock;

Whereas, the table attached hereto as Exhibit A sets forth the Warrants held by White Deer, the exercise price thereof and the issue date thereof;

Whereas, the firm of American Appraisal Associates, Inc. ("AAA") was engaged by White Deer to perform a Black-Scholes valuation of the Warrants as of September 30, 2013 using that date's closing price of the Common Stock on the NASDAQ Global Market of $1.31, which valuation in the sum of $1,472,415 is listed on Exhibit A hereto;

Whereas, PostRock engaged a third party national appraisal firm to review the appraisal done by AAA and to advise whether the same was fair to PostRock from a financial standpoint. Following its independent review and valuation, the third party appraisal firm confirmed that the appraisal performed by AAA was fair to PostRock;

Whereas, PostRock and White Deer propose that White Deer would exchange (the "Exchange") 22,241,333 Warrants listed as Group I at Exhibit A hereto, together with a like number of one one-hundredths of a share of Series B Preferred Stock attached thereto, for a total of 1,123,981 shares of newly issued Common Stock, which will reduce by approximately 55.6% the total number of Warrants now held by White Deer and concomitantly reduce the dilutive effect that a future exercise of said Warrants would create; and

Whereas, the unaffiliated members of PostRock's Board of Directors have determined that the Exchange is advisable and in the best interests of the PostRock and its stockholders (other than White Deer) and have approved the Exchange contemplated hereby;

Whereas, the parties mutually desire to consummate the Exchange as set forth herein;

Now, Therefore, for and in consideration of the foregoing recitations, the promises, terms and provisions herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PostRock and White Deer agree as follows:

1.

Application to Nasdaq. On the date hereof, PostRock has submitted to the Nasdaq Stock Market a Listing of Additional Shares Notification Form with respect to the issuance of the Common Stock upon exchange of the Warrants contemplated herein without the necessity of obtaining the approval of PostRock's shareholders. In the event that Nasdaq does not approve the application for any reason, or requires that PostRock obtain shareholder approval prior to the issuance, then this Agreement shall automatically terminate, shall be null and void and of no further force or effect and shall no longer be binding on any party hereto unless the parties expressly agree in writing to extend or amend this Agreement.

2.

Delivery and Assignment of Warrants. Upon receipt of approval of the transaction as proposed from Nasdaq, at closing, White Deer shall transfer, deliver and assign to PostRock, free and clear of all liens and encumbrances, the 22,241,333 Warrants listed in Group I at Exhibit A hereto, together with a like number of one one-hundredths of a share of Series B Preferred Stock attached thereto, at which time said Warrants will be canceled by PostRock and White Deer shall have no right, title or interest therein.

3.

Issuance of Common Stock. Contemporaneously with White Deer's delivery of the Warrants and Series B Preferred Stock to PostRock pursuant to paragraph 2 above, PostRock shall issue 1,123,981 shares of Common Stock to White Deer (the "Shares"), such Shares to be issued among the three White Deer entities as set forth at Exhibit B hereto.

4.

Closing. Closing will occur at 10:00 a.m. Central Time on the first business day following receipt of approval of the transaction from Nasdaq, or at such other day and time following said receipt as the parties may agree.

5.

Representations. Each of the parties represents that it has the requisite power and authority to enter into this Agreement, and that the execution hereof by the undersigned has been duly authorized by all necessary corporate action on the part of PostRock and by all necessary action and approval of the general partner on the part of White Deer. PostRock represents that neither PostRock nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act of 1933 (the "Securities Act")) in connection with the Exchange. White Deer acknowledges that the Exchange has not been registered under the Securities Act or under any state securities laws and represents that it (i) is acquiring the Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute them to any person in violation of the Securities Act or any applicable U.S. state securities laws, (ii) will not sell or otherwise dispose of any of the Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any applicable U.S. state securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of the Exchange and of making an informed investment decision, and has conducted a review of the business and affairs of PostRock that it considers sufficient and reasonable for purposes of making the Exchange, and (iv) is an "accredited investor" (as that term is defined by Rule 501 under the Securities Act).
6.

Transfer Restrictions. The Shares are restricted securities under the Securities Act and may not be offered or sold except pursuant to an effective registration statement or an available exemption from registration under the Securities Act. Accordingly, White Deer agrees it shall not, directly or through others, offer or sell any Shares except pursuant to a registration statement or pursuant to Rule 144 or another exemption from registration under the Securities Act, if available. Prior to any transfer of Shares other than pursuant to an effective registration statement, White Deer agrees it shall notify PostRock of such transfer and PostRock may require White Deer to provide, prior to such transfer, such evidence that the transfer will comply with the Securities Act (including written representations and an opinion of counsel) as PostRock may reasonably request. PostRock may impose stop-transfer instructions with respect to any securities that are to be transferred in contravention of this Agreement.

7.	Legend. White Deer agrees that all certificates or other instruments representing Shares will bear a legend substantially to the following effect:

"THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. THIS INSTRUMENT IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF THE WARRANT EXCHANGE AGREEMENT, DATED NOVEMBER 27, 2013, AS AMENDED FROM TIME TO TIME, AMONG THE ISSUER OF THESE SECURITIES AND THE INVESTORS REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID."

In the event that any Shares (i) become registered under the Securities Act or (ii) are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, PostRock shall issue new certificates or other instruments representing such Shares, which shall not contain such portion of the above legend that is no longer applicable; provided that White Deer surrenders to PostRock the previously issued certificates or other instruments.

8.

Restrictions on Sale of Common Stock. White Deer agrees that the Shares shall be "Excluded Securities" as defined in, and for purposes of, the Securities Purchase Agreement, dated September 2, 2010, by and between PostRock and White Deer.

9.

Counterparts. For the convenience of the parties, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or other electronic means and such will be deemed as sufficient as if actual signature pages had been delivered.

10.

Entire Agreement. This Agreement (including Exhibits A and B hereto) constitutes and contains the entire agreement and understanding by and between the parties with respect to the subject matter hereof, and supersedes any and all prior negotiations, agreements or understandings relating thereto.

11.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any other jurisdiction.

In Witness Whereof, this Agreement has been duly executed and delivered by the authorized officers and/or directors of the parties hereto as of the date first above written.

PostRock Energy Corporation

By:
Stephen L. DeGiusti
Executive Vice President,
General Counsel & Secretary

White Deer Energy L.P.

By:	Edelman & Guill Energy L.P., its general partner
By:	Edelman & Guill Energy Ltd., its general partner

By:
Thomas J. Edelman, Director

White Deer Energy FI L.P.

By:	Edelman & Guill Energy L.P., its general partner
By:	Edelman & Guill Energy Ltd., its general partner

By:
Thomas J. Edelman, Director

White Deer Energy TE L.P.

By:	Edelman & Guill Energy L.P., its general partner
By:	Edelman & Guill Energy Ltd., its general partner

By:
Thomas J. Edelman, Director

EXHIBIT A
To Warrant Exchange Agreement

			Fair Value at
			September 30, 2013
		Exercise	Value Per
Group I - To Be Exchanged	Issued	Price ($)	Investment(s)	Total
September 21, 2013 Series A 12% PIK; expiration March 21, 2018
September 21, 2010	19,047,619	3.15	0.07	1,282,419
December 31, 2010	536,586	3.69	0.05	25,351
March 31, 2011	290,986	6.39	0.01	3,363
June 30, 2011	329,070	5.82	0.01	4,873
September 30, 2011	636,335	3.10	0.07	44,482
December 31, 2011	725,649	2.80	0.09	64,736
March 31, 2012	675,088	3.10	0.07	47,191
Sub-total (Group I)	22,241,333			$ 1,472,415

Group II - To Be Retained
September 21, 2013 Series A 12% PIK; expiration March 21, 2018
June 30, 2012	1,381,766	1.56	0.22	308,468
September 30, 2012	1,298,375	1.71	0.21	267,223
December 31, 2012	1,588,075	1.44	0.24	377,850
March 31, 2013	1,330,753	1.77	0.20	264,610
June 30, 2013	1,585,684	1.53	0.23	359,519
September 30, 2013	1,967,621	1.27	0.26	521,235
Sub-total	9,152,274			2,098,905

August 1, 2012 Series A 12% PIK; expiration February 1, 2020
August 1, 2012	3,076,923	1.95	0.30	919,799
September 30, 2012	61,539	1.95	0.30	18,396
December 31, 2012	94,154	1.95	0.30	28,146
March 31, 2013	96,979	1.95	0.30	28,990
June 30, 2013	99,888	1.95	0.30	29,860
September 30, 2013	102,885	1.95	0.30	30,756
Sub-total	3,532,368			1,055,947

December 20, 2012 Series A 12% PIK; expiration June 20, 2020
December 20, 2012	4,577,464	1.42	0.34	1,576,584
December 31, 2012	16,785	1.42	0.34	5,781
March 31, 2013	137,828	1.42	0.34	47,471
June 30, 2013	141,963	1.42	0.34	48,895
September 30, 2013	146,222	1.42	0.34	50,362
Sub-total	5,020,262			1,729,093
Sub-total (Group II)	$ 17,704,904			$ 4,883,945

Total Warrants	39,946,237			$ 6,356,360

EXHIBIT B

To Warrant Exchange Agreement

The distribution of shares of PostRock common stock shall be made as follows:

White Deer Energy L.P.	1,051,443
White Deer Energy TE L.P.	34,935
White Deer Energy FI L.P.	37,603
Total	1,123,981